Exhibit 99.2

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS ($ in thousands, except per-share data)			QUARTER	ENDED

	March 31	December 31	September 30		June 30	March 31
	2005	2004	2004		2004	2004

Interest income	$ 283,576	$ 272,936	$ 261,558		$ 240,060	$ 227,879
Interest expense	84,928	77,065	69,719		55,540	49,436

Net interest income	198,648	195,871	191,839		184,520	178,443
Provision for loan losses	15,700	12,000	12,250		12,000	12,000

Net interest income after provision	182,948	183,871	179,589		172,520	166,443

Noninterest income:
Service charges on deposits	49,855	48,047	48,115		44,736	40,786
Card-related fees	16,580	16,230	15,994		15,333	12,517
Mortgage banking	4,631	6,053	5,701		30,240	(7,149)
Retail investment fees	8,663	6,634	7,887		8,138	7,698
Trust fees	5,777	5,381	5,839		5,881	6,172
Insurance	4,786	4,344	4,808		4,766	4,807
Investment banking	7,860	6,206	5,017		3,653	3,784
Other service, collection and exchange charges	5,717	5,228	5,585		5,392	5,233
Other operating income	8,472	3,750	4,992		5,629	4,343
Securities gains (losses), net	1,195	43	153		(22,405)	1,865

Noninterest income	113,536	101,916	104,091		101,363	80,056

Noninterest expense:
Salaries and employee benefits	93,227	88,150	87,347		84,887	76,008
Occupancy and equipment	23,145	22,271	22,035		20,291	19,000
Data processing	10,126	9,337	9,540		10,044	9,207
Advertising and promotional expense	9,644	7,267	8,350		8,307	7,774
Stationery and supplies, postage and telecommunications	7,520	7,307	7,318		7,611	6,387
Amortization of purchase accounting intangibles	1,743	1,826	1,904		1,551	1,161
Foreclosed property expense, net	(14,494)	(911)	(493)		(250)	35
Other operating expense	34,115	32,672	30,350		28,361	25,487

Noninterest expense	165,026	167,919	166,351		160,802	145,059

Income before income taxes and minority interest	131,458	117,868	117,329		113,081	101,440
Income tax expense	45,930	40,746	40,823		39,700	35,419
Minority interest, net of income taxes	(248)	5	40		31	--

Net income	$ 85,776	$ 77,117	$ 76,466		$ 73,350	$ 66,021

Net income per common share	$ 0.56	$ 0.50	$ 0.50		$ 0.48	$ 0.43
Net income per common share - assuming dilution	$ 0.54	$ 0.49	$ 0.49		$ 0.47	$ 0.42
Return on average assets	1.54%	1.41%	1.44%		1.46%	1.42%
Return on average equity	17.41%	16.18%	16.40%		16.11%	14.66%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES ($ in millions)		QUARTER	ENDED

	March 31	March 31		CHAN	GE
	2005	2004

Assets
Cash and due from banks	$ 665.4	$ 589.2		13%
Short-term investments	497.9	201.3		147
Securities	4,570.3	4,011.5		14
Mortgage loans held for sale	67.7	150.6		(55)
Loans	15,678.6	12,996.1		21
Reserve for loan losses	(227.2)	(214.2)		6

Loans, net	15,451.4	12,781.9		21
Intangible assets:
Goodwill	337.4	209.1		61
Mortgage servicing rights	1.6	116.1		(99)
Other intangible assets	30.8	12.1		155
Other assets	656.0	473.9		38

Total assets	$ 22,278.5	$ 18,545.7		20%

Liabilities
Noninterest-bearing deposits	$ 3,253.8	$ 2,918.2		12%
Interest-bearing deposits	14,299.7	11,377.2		26

Total deposits	17,553.5	14,295.4		23
Short-term borrowings	525.8	1,093.3		(52)
Other liabilities	367.8	253.7		45
Debt	1,861.1	1,101.8		69

Total liabilities	20,308.2	16,744.2		21
Shareholders' equity	1,970.3	1,801.5		9

Total liabilities and shareholders' equity	$ 22,278.5	$ 18,545.7		20%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)	March 31	March 31			December 31
	2005	2004	CHAN	GE	2004	CHAN	GE

Assets
Cash and due from banks	$ 620.5	$ 561.3	11%		$ 612.9	1%
Short-term investments	471.1	415.3	13		538.2	(12)
Securities	4,505.3	3,918.7	15		4,560.2	(1)
Mortgage loans held for sale	87.1	152.0	(43)		78.1	12
Loans:
Commercial	3,912.8	3,205.9	22		3,997.9	(2)
Small business	3,271.8	2,730.9	20		3,241.1	1
Consumer	8,596.4	7,155.1	20		8,480.2	1

Total loans	15,781.0	13,091.9	21		15,719.2	--
Reserve for loan losses	(228.7)	(213.5)	7		(227.6)	--

Loans, net	15,552.3	12,878.4	21		15,491.6	--
Intangible assets:
Goodwill	337.4	209.1	61		337.4	--
Mortgage servicing rights	1.5	102.8	(99)		1.6	(6)
Other intangible assets	29.9	11.5	160		31.7	(6)
Other assets	628.6	467.7	34		656.4	(4)

Total assets	$ 22,233.7	$ 18,716.8	19%		$ 22,308.1	-%

Liabilities
Noninterest-bearing deposits	$ 3,138.0	$ 3,180.6	(1)%		$ 3,264.2	(4)%
Interest-bearing deposits	14,436.4	11,701.6	23		14,114.7	2

Total deposits	17,574.4	14,882.2	18		17,378.9	1
Short-term borrowings	591.6	640.1	(8)		555.3	7
Other liabilities	247.7	261.0	(5)		521.4	(52)
Debt	1,825.8	1,101.7	66		1,910.6	(4)

Total liabilities	20,239.5	16,885.0	20		20,366.2	(1)

Shareholders' equity
Common stock	332.0	325.1	2		328.5	1
Surplus	597.8	532.0	12		563.0	6
Retained earnings	1,402.5	1,209.9	16		1,347.5	4
Treasury stock	(315.4)	(252.6)	25		(297.6)	6
Accumulated other comprehensive
income	(8.0)	35.5	(123)		15.2	(153)
Unearned compensation	(14.7)	(18.1)	(19)		(14.7)	--

Total shareholders' equity	1,994.2	1,831.8	9		1,941.9	3

Total liabilities and shareholders' equity	$ 22,233.7	$ 18,716.8	19%		$ 22,308.1	-%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)	March 31	December 31	September 30	June 30	March 31
	2005	2004	2004	2004	2004

Assets
Cash and due from banks	$ 620.5	$ 612.9	$ 629.0	$ 623.5	$ 561.3
Short-term investments	471.1	538.2	327.4	24.4	415.3
Securities	4,505.3	4,560.2	4,031.0	4,162.0	3,918.7
Mortgage loans held for sale	87.1	78.1	87.4	112.0	152.0
Loans:
Commercial	3,912.8	3,997.9	3,655.8	3,636.8	3,205.9
Small business	3,271.8	3,241.1	3,428.5	3,401.3	2,730.9
Consumer	8,596.4	8,480.2	8,417.7	8,291.5	7,155.1

Total loans	15,781.0	15,719.2	15,502.0	15,329.6	13,091.9
Reserve for loan losses	(228.7)	(227.6)	(235.2)	(235.1)	(213.5)

Loans, net	15,552.3	15,491.6	15,266.8	15,094.5	12,878.4
Intangible assets:
Goodwill	337.4	337.4	337.4	337.4	209.1
Mortgage servicing rights	1.5	1.6	0.4	125.3	102.8
Other intangible assets	29.9	31.7	33.5	35.4	11.5
Other assets	628.6	656.4	640.5	796.6	467.7

Total assets	$ 22,233.7	$ 22,308.1	$ 21,353.4	$ 21,311.1	$ 18,716.8

Liabilities
Noninterest-bearing deposits	$ 3,138.0	$ 3,264.2	$ 3,245.5	$ 3,224.5	$ 3,180.6
Interest-bearing deposits	14,436.4	14,114.7	13,496.2	13,153.1	11,701.6

Total deposits	17,574.4	17,378.9	16,741.7	16,377.6	14,882.2
Short-term borrowings	591.6	555.3	545.9	793.2	640.1
Other liabilities	247.7	521.4	249.1	342.9	261.0
Debt	1,825.8	1,910.6	1,925.2	1,956.0	1,101.7

Total liabilities	20,239.5	20,366.2	19,461.9	19,469.7	16,885.0

Shareholders' equity
Common stock	332.0	328.5	327.6	326.2	325.1
Surplus	597.8	563.0	551.8	540.1	532.0
Retained earnings	1,402.5	1,347.5	1,301.2	1,255.5	1,209.9
Treasury stock	(315.4)	(297.6)	(289.9)	(267.5)	(252.6)
Accumulated other comprehensive
income	(8.0)	15.2	18.9	5.2	35.5
Unearned compensation	(14.7)	(14.7)	(18.1)	(18.1)	(18.1)

Total shareholders' equity	1,994.2	1,941.9	1,891.5	1,841.4	1,831.8

Total liabilities and shareholders' equity	$ 22,233.7	$ 22,308.1	$ 21,353.4	$ 21,311.1	$ 18,716.8

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA	1Q 2005	4Q 2004	3Q 2004	2Q 2004	1Q 2004

Net income per common share	$ 0.56	$ 0.50	$ 0.50	$ 0.48	$ 0.43
Net income per common share - assuming dilution	$ 0.54	$ 0.49	$ 0.49	$ 0.47	$ 0.42
Return on average assets	1.54%	1.41%	1.44%	1.46%	1.42%
Return on average equity	17.41%	16.18%	16.40%	16.11%	14.66%
Net interest margin--taxable equivalent	3.91%	3.90%	3.90%	4.00%	4.17%
Efficiency ratio	52.82%	56.12%	55.97%	51.91%	56.18%
Common shares outstanding (000s)	156,401	155,245	155,061	155,174	155,286
Average common shares outstanding (000s)(1)	154,424	153,845	153,908	153,805	153,876
Average common shares outstanding (000s)
- assuming dilution(1)	158,199	157,240	156,899	156,353	156,960
Book value per common share	$ 12.84	$ 12.60	$ 12.31	$ 11.98	$ 11.91
Tangible book value per common share	$ 10.48	$ 10.21	$ 9.90	$ 9.55	$ 10.47
Tangible equity as a % of tangible assets	7.44%	7.17%	7.25%	7.01%	8.71%
Average equity as a % of average assets	8.84%	8.72%	8.77%	9.06%	9.71%
Leverage ratio	7.72%	7.51%	7.46%	7.69%	8.56%
CREDIT QUALITY DATA
($ in thousands)
Nonperforming loans	$ 62,193	$ 65,086	$ 64,328	$ 64,761	$ 52,863
Foreclosed assets	8,901	11,685	11,143	11,930	10,688
Excess bank-owned property	1,878	986	264	265	369

Total nonperforming assets	$ 72,972	$ 77,757	$ 75,735	$ 76,956	$ 63,920

Loans 90 days or more past due	$ 8,283	$ 9,569	$ 8,743	$ 9,074	$ 6,661
Provision for loan losses	$ 15,700	$ 12,000	$ 12,250	$ 12,000	$ 12,000
Net charge-offs	$ 14,543	$ 13,659	$ 12,094	$ 11,262	$ 11,772
Reserve for loan losses	$228,731	$227,574	$235,233	$235,077	$ 213,503
Net charge-offs as a % of average loans	0.37%	0.35%	0.31%	0.32%	0.36%
Reserves as a % of total loans	1.45%	1.45%	1.52%	1.53%	1.63%
Reserves as a % of nonperforming loans	367.78%	349.65%	365.68%	362.99%	403.88%
Nonperforming loan ratio	0.39%	0.41%	0.41%	0.42%	0.40%
Nonperforming asset ratio	0.46%	0.49%	0.49%	0.50%	0.49%

(1) net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST					QUARTER	ENDED
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)	March	31,	2005			December	31,	2004		March	31,	2004

	Average				Average					Average
	Balance	Interest		Rate	Balance		Interest		Rate	Balance	Interest		Rate

Assets
Interest-earning assets:
Loans	$ 15,678.6	$ 233,428		6.03%	$ 15,555.9		$ 227,792		5.83%	$ 12,996.1	$185,200		5.73%
Securities	4,424.4	47,531		4.30	4,062.1		43,003		4.23	3,964.8	41,546		4.19
Short-term investments	497.9	3,108		2.53	501.6		2,451		1.94	201.3	658		1.31
Mortgage loans held for sale	67.7	975		5.76	83.8		1,169		5.58	150.6	2,063		5.48

Total interest-earning assets	20,668.6	$ 285,042		5.57%	20,203.4		$ 274,415		5.41%	17,312.8	$ 229,467		5.32%

Reserve for loan losses	(227.2)				(236.4)					(214.2)
Noninterest-earning assets	1,837.1				1,904.7					1,447.1

Total assets	$ 22,278.5				$ 21,871.7					$ 18,545.7

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$ 7,894.6	$ 24,589		1.26%	$ 7,529.9		$ 22,166		1.17%	$ 6,835.0	$ 12,115		0.71%
Other consumer time deposits	3,376.2	21,882		2.63	3,350.4		20,816		2.47	2,182.5	14,768		2.72
Public fund certificates of deposit
of $100,000 or more	974.0	5,922		2.47	783.1		3,699		1.88	815.3	2,373		1.17
Certificates of deposit of $100,000 or more	1,247.2	9,363		3.04	1,243.1		9,070		2.90	904.6	6,448		2.87
Foreign time deposits	807.7	4,182		2.10	770.7		3,221		1.66	639.8	1,357		0.85

Total interest-bearing deposits	14,299.7	65,938		1.87	13,677.2		58,972		1.72	11,377.2	37,061		1.31
Short-term borrowings	525.8	2,498		1.93	537.2		2,015		1.49	1,093.3	2,292		0.84
Debt	1,861.1	16,492		3.54	1,917.6		16,078		3.29	1,101.8	10,083		3.68

Total interest-bearing liabilities	16,686.6	$ 84,928		2.06%	16,132.0		$ 77,065		1.90%	13,572.3	$ 49,436		1.46%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,253.8				3,340.5					2,918.2
Other liabilities	367.8				493.0					253.7

Total noninterest-bearing liabilities	3,621.6				3,833.5					3,171.9

Total shareholders' equity	1,970.3				1,906.2					1,801.5

Total liabilities and shareholders' equity	$ 22,278.5				$ 21,871.7					$ 18,545.7

Net interest income/margin		$ 200,114		3.91%			$ 197,350		3.90%		$ 180,031		4.17%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
RECONCILIATION OF SELECTED NON-GAAP FINANCIAL INFORMATION
PERIOD-END BALANCES ($ in millions)	March 31 2005	March 31 2004	CHANGE	Coastal at Legal Merger*	March 31, 2005 Adjusted to Exclude Coastal		Adjusted March 31, 2005 to March 31, 2004 CHANGE

Loans	$ 15,781.0	$ 13,091.9	21%	$ 1,957.8	$ 13,823.	2	6%

Deposits	$ 17,574.4	$ 14,882.2	18%	$ 1,695.9	$ 15,878.	5	7%

*Coastal Bancorp, Inc. balances at legal merger date 5/13/04

MORTGAGE BANKING
($ in thousands)	1Q 2005	4Q 2004	3Q 2004	2Q 2004	1Q 2004

Mortgage loan servicing fees	$ 1,097	$ 3,551	$ 8,671	$ 8,227	$ 8,599
Mortgage loan origination fees	966	1,059	1,146	1,387	1,302
Gains on sales of mortgage loans	2,901	2,492	3,159	4,069	2,180
Loss on sale of mortgage servicing rights	(212)	(926)	(982)	--	--
Amortization of mortgage servicing rights	(121)	(123)	(6,293)	(7,443)	(9,230)
Reversal of (provision for) temporary impairment of
mortgage servicing rights	--	--	--	24,000	(10,000)

Mortgage banking	$ 4,631	$ 6,053	$ 5,701	$ 30,240	($ 7,149)